                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

               Date of Report (Date of earliest event reported):
                               February 12, 1998



                          CENTRAL PARKING CORPORATION
             (Exact name of registrant as specified in its charter)



  Tennessee                       001-13950                     62-1052916
  ---------                       ---------                     ----------
(State or other                (Commission File                  (Employer
jurisdiction of                    Number)                    Identification
incorporation)                                                    Number)


         2401 21st Avenue South, Suite 200, Nashville, Tennessee 37212
         -------------------------------------------------------------
                    (Address of principal executive offices)


              Registrant's telephone number, including area code:
                                 (615) 297 4255


                                 Not applicable
              ---------------------------------------------------
                        (Former name or former address,
                         if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Central Parking Corporation (the "Registrant") hereby amends its 8-K filed February 17, 1998 to include the audited financial statements of Kinney System Holding Corp. ("Kinney") for the year ended December 31, 1997 and certain pro forma information.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) and (b) The following financial statements and pro forma financial information are attached:

     Item 7(a). Financial Statements

          Consolidated Financial Statements for the year ended December 31,
               1997, with independent auditors' report thereon

     Item 7(b). Pro Forma Financial Statements

          Pro forma Condensed Consolidated Balance Sheet at December 31, 1997

          Pro forma Condensed Consolidated Statement of Earnings for the three months ended December 31, 1997 and the year ended
               September 30, 1997

     (c) Exhibits. The following are exhibits filed as a part of this Report:

     2.1 Acquisition Agreement and Plan of Merger dated as of November 7, 1997 by and between Registrant, Kinney System Holding Corp. and a subsidiary of Registrant. (Filed with initial 8-K)

     23.1 Consent of KPMG Peat Marwick LLP

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                December 31, 1997

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




         To the Stockholders of
         Kinney System Holding Corp. and Subsidiaries:

         We have audited the accompanying consolidated balance sheet of Kinney System Holding Corp. and subsidiaries as of December 31, 1997, and the related consolidated statements of earnings and retained earnings and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kinney System Holding Corp. and subsidiaries at December 31, 1997, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

         May 7, 1998

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                December 31, 1997
                    (amounts in thousands except share data)

                                     ASSETS

Current assets:
    Cash and cash equivalents                                                                            $ 6,805
    Management accounts receivable, net of allowance for doubtful accounts of $507                         3,145
    Accounts and current portion of notes receivable, net of allowance for doubtful accounts of $237       2,671
    Prepaid expenses and other current assets                                                              1,526
    Deferred tax asset (note 12)                                                                           1,290
    Due from stockholder (notes 10 and 14)                                                                 3,458
                                                                                                         -------
                  Total current assets                                                                    18,895
                                                                                                         -------

Long-term notes and other receivables, less current portion (note 3):
    Due from New York City                                                                                10,455
    Other                                                                                                    311
                                                                                                         -------
                  Total long-term receivables                                                             10,766
                                                                                                         -------

Property, equipment and leaseholds - net (notes 2, 4, 7 and 8)                                            26,919
Deferred tax assets (note 12)                                                                              5,376
Investment in limited liability companies and partnerships (notes 5 and 14)                               10,743
Security deposits and other assets                                                                         6,270
                                                                                                         -------
                                                                                                         $78,969
                                                                                                         =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY



Current liabilities:
    Current portion of long-term debt (note 7)                                                           $20,226
    Current portion of capital lease obligations (note 8)                                                    890
    Accounts payable                                                                                       3,459
    Accrued liabilities (note 9)                                                                          13,363
    Customer deposits                                                                                        613
                                                                                                         -------
                  Total current liabilities                                                               38,551
                                                                                                         -------
Long-term debt, excluding current portion (notes 6 and 7)                                                  3,164
Capital lease obligations, excluding current portion (note 8)                                              8,432
Deferred rent                                                                                              7,398
Other                                                                                                        328
                                                                                                         -------
                  Total liabilities                                                                       57,873
                                                                                                         -------

Stockholders' equity (note 6):
    Common stock par value $0.01.  Authorized 1,000 shares,
       issued and outstanding 100 shares                                                                      --
    Additional paid-in capital                                                                             6,304
    Retained earnings                                                                                     14,792
                                                                                                         -------
                  Total stockholders' equity                                                              21,096
                                                                                                         -------

Commitments and contingencies (notes 2, 5, 6, 8, 11, 13 and 14)                                          $78,969
                                                                                                         =======



See accompanying notes to consolidated financial statements.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

            Consolidated Statement of Earnings and Retained Earnings

                          Year ended December 31, 1997
                             (amounts in thousands)

Parking revenue                                                  $ 134,946
                                                                 ---------
Costs and expenses (note 8):
    Cost of parking                                                114,337
    General and administrative                                      13,921
                                                                 ---------
                  Total costs and expenses                         128,258
                                                                 ---------
Operating earnings                                                   6,688
                                                                 ---------

Other income (expenses):
    Equity in earnings of partnerships and limited liability
       companies (note 5)                                              836
    Interest income                                                  1,498
    Interest expense                                                (4,037)
                                                                 ---------
                                                                    (1,703)
                                                                 ---------
                  Earnings before income taxes                       4,985

Income tax expense (benefit) (note 12):
    Current                                                          3,457
    Deferred                                                        (1,238)
                                                                 ---------

                  Net earnings                                       2,766

Retained earnings at January 1, 1997                                12,026
                                                                 ---------
Retained earnings at December 31, 1997                           $  14,792
                                                                 =========






See accompanying notes to consolidated financial statements.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1997
                             (amounts in thousands)

Cash flows from operating activities:
    Net earnings                                                                              $   2,766
    Adjustments to reconcile net earnings to net cash provided by operating activities:
       Depreciation and amortization                                                              4,649
       Deferred income taxes                                                                     (1,238)
       Equity in earnings of limited liability companies and partnerships                          (836)
       Loss on property closures and condemnations                                                  779
       Deferred rent                                                                              1,301
       Changes in assets and liabilities:
          Increase in management and other accounts receivable                                       (1)
          Increase in prepaid expenses and other current assets                                     (11)
          Increase in security deposits and other assets                                           (806)
          Increase in due from stockholder                                                       (3,458)
          Increase in accounts payable                                                            1,351
          Increase in accrued liabilities                                                         1,493
          Decrease in other liabilities                                                            (711)
                                                                                              ---------
                  Total adjustments                                                               2,512
                                                                                              ---------
                  Net cash provided by operating activities                                       5,278
                                                                                              ---------

Cash flows from investing activities:
    Acquisition of leases and management agreements                                                (971)
    Acquisition of property and equipment                                                        (1,170)
    Repayment received on notes receivable                                                          621
    Investment in limited liability companies and partnerships                                   (4,920)
    Distributions from limited liability companies                                                  567
                                                                                              ---------
                  Net cash used in investing activities                                          (5,873)
                                                                                              ---------

Cash flows from financing activities:
    Repayment of long-term debt                                                                  (5,447)
    Borrowings under long-term debt                                                               8,058
    Payment of financing costs                                                                     (126)
    Payments of capitalized lease obligations                                                      (549)
                                                                                              ---------
                  Net cash provided by financing activities                                       1,936
                                                                                              ---------

                  Net increase in cash and cash equivalents                                       1,341

Cash and cash equivalents as of January 1, 1997                                                   5,464
                                                                                              ---------
Cash and cash equivalents as of December 31, 1997                                             $   6,805
                                                                                              =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
       Interest                                                                               $   3,476
                                                                                              =========
       Income taxes                                                                           $   2,113
                                                                                              =========

NONCASH FINANCING ACTIVITIES:
     The Company issued a note for $2,204 in connection with acquisition of various leases and management agreements (see note 2)

     Equipment was acquired pursuant to capital lease agreements in the amount of $1,337 (see note 8)

See accompanying notes to consolidated financial statements.

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1997

(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     (A)  ORGANIZATION

          Kinney System Holding Corp. and subsidiaries ("the Company") are engaged in the business of managing and operating parking facilities in various states, primarily in the northeastern United States.

          The consolidated financial statements of the Company include the financial statements of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     (B)  REVENUES

          Revenues include parking revenues from leased and owned locations. Revenues also include management contract revenues which represent revenues (both fixed fees and additional payments based upon parking revenues) from facilities managed for other parties, and management fees primarily for accounting and insurance services. Parking and management contract revenues are recognized when earned.

     (C)  CASH AND CASH EQUIVALENTS

          For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include cash on hand and in banks and short-term, highly liquid investments with original maturities of three months or less. At December 31, 1997, the Company had cash equivalents of $4,640,623.

     (D)  PROPERTY, EQUIPMENT AND LEASEHOLDS

          Property, equipment and leaseholds are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets, generally three to forty years. Leasehold interests are amortized over the lives of the related leases. Property and equipment held under capital leases and leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the estimated useful life of the asset.

     (E)  INVESTMENTS IN LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

          Investments in limited liability companies and partnerships are accounted for using the equity method of accounting. The Company has entered into agreements to operate parking garages through either general partnerships, limited liability companies or limited partnerships. The financial results of the Company's investments are included in the equity in earnings of partnerships and limited liability companies in the accompanying consolidated statement of earnings and retained earnings. The difference between the Company's investment and the underlying net equity of such entities is amortized over the estimated recovery period.

                                                                  (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

       (F)    LEASE TRANSACTIONS AND RELATED BALANCES

              The Company accounts for operating lease obligations on a straight-line basis. Contingent or percentage payments are recognized when operations indicate such amounts will be payable. Lease obligations paid in advance are included in prepaid expenses. The difference between actual lease payments and straight-line lease expense over the lease term is included in deferred rent in the accompanying balance sheet.

       (G)    IMPAIRMENT OF LONG-LIVED ASSETS

              The Company accounts for asset impairment under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

       (H)    INCOME TAXES

              The Company files a consolidated Federal income tax return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (I)    USE OF ESTIMATES IN FINANCIAL STATEMENT PRESENTATION

              Management of the Company has made certain estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)    ACQUISITION

       During 1997, the Company acquired various leases and management agreements from a parking garage company ("Seller") in the Washington, D.C. area. The acquisition included 18 leased locations and the right to manage 3 additional locations. The purchase price was $3,175,000, of which $971,000 was paid in cash, and a note was issued for the remaining balance of $2,204,000 (see note 7).

       The purchase price of the locations is subject to increase by an additional amount of up to $1,000,000 if certain performance criteria are met during the next eight years. In the opinion of management, based on the current performance of the locations, no additional accrual is currently required, and accordingly, no additional liability has been reflected in the accompanying consolidated financial statements.

                                                               (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(3)       NOTES RECEIVABLE

          In 1973, the Company built two parking garages on behalf of the City of New York (the "City") which were substantially funded with proceeds of two notes payable (see note 7). The Company also entered into a long-term management agreement to operate the parking garages. Amounts advanced for the construction of the garages were recorded as a note receivable and are being repaid by the City in monthly installments of $156,000 including interest at 11.5% through December 2007. The note receivable at December 31, 1997 was $11,082,800, including the current portion of $627,500. The notes payable are secured by a pledge of the Company's interest in the agreement with the City.

          Other notes and long-term receivables of $311,000 are primarily related to lease transactions.

(4)       PROPERTY, EQUIPMENT AND LEASEHOLDS

          Property, equipment, leaseholds and accumulated depreciation and amortization consist of the following:

    Land                                                                     $ 4,141,000
    Parking garages and improvements                                           2,349,000
    Machinery and equipment                                                    5,616,000
    Leasehold interests                                                       39,205,000
    Leasehold improvements                                                     6,210,000
    Property and equipment under capital leases (note 8)                       9,408,000
                                                                             -----------
                                                                              66,929,000
    Less accumulated depreciation and amortization                            40,010,000
                                                                             -----------
                                                                             $26,919,000
                                                                             ===========

During the year ended December 31, 1997, fully depreciated assets with a cost of approximately $4,200,000 were written off.

(5)       INVESTMENT IN LIMITED LIABILITY COMPANIES AND PARTNERSHIPS

          (A) LIMITED LIABILITY COMPANIES

              In April 1995, the Company purchased a 40% interest in a limited liability company, 12 West 48th Street, LLC, that owns and operates a garage and two adjacent commercial buildings in Manhattan, for $4,400,000. The Company paid $400,000 in cash and received financing of $4,000,000 from a bank (see note 6) for the remainder. The following is summary information regarding 12 West 48th Street, LLC as of December 31, 1997:

                  Assets                                                     $12,100,000
                                                                             ===========

                  Liabilities                                                    430,000
                  Members' capital                                            11,670,000
                                                                             -----------
                               Total liabilities and members' capital        $12,100,000
                                                                             ===========

                  Revenues                                                     2,000,000
                  Operating expenses                                            (177,000)
                  Depreciation                                                   (67,000)
                                                                             -----------
                               Net income                                    $ 1,756,000
                                                                             ===========

                                                                             (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

     In August 1997, the Company and an unrelated company formed a limited liability company, SK Travel, LLC ("SK Travel"), to own and operate an airplane. Each company initially contributed $4,175,000 (see note 6) and equally share in the ownership. In addition, several capital contributions totaling $767,000 were also made by the Company. Through December 1997, the airplane owned by SK Travel had not been rented to third parties, thus no revenues have been reported. The following is unaudited summary information regarding SK Travel as of December 31, 1997:

Assets                                                                 $ 9,000,000
                                                                       -----------
Members' capital                                                       $ 9,000,000
                                                                       ===========
Depreciation expense                                                   $  (470,000)
Operating expenses                                                         (30,000)
                                                                       -----------
             Net loss                                                  $  (500,000)
                                                                       ===========


(B)  LIMITED PARTNERSHIPS

     The Company owns 40% and 43% limited partnership interests in Cromwell Louisville Associates, LP ("Louisville") and Cromwell Silver Towers Group, LP ("Silver Towers"), respectively. These entities operate parking garages. The stockholders of the Company also have interests in these partnerships. The Company has guaranteed certain liabilities of Louisville and Silver Towers amounting to $250,000 and $400,000, respectively. The following is unaudited summary information regarding the partnerships as of December 31, 1997:

                                                              (UNAUDITED)
                                                                         SILVER
                                                      LOUISVILLE         TOWERS
                                                      -----------      -----------
Assets                                                $ 3,500,000        1,300,000
                                                      ===========      ===========

Liabilities                                             4,280,000        1,350,000
Partners' deficit                                        (780,000)         (50,000)
                                                      -----------      -----------
          Total liabilities and partners' deficit     $ 3,500,000        1,300,000
                                                      ===========      ===========

Revenues                                                  475,000          850,000
Operating expenses                                       (205,000)        (460,000)
Interest expense                                         (210,000)        (120,000)
Depreciation                                             (140,000)         (50,000)
                                                      -----------      -----------
Net income (loss)                                     $   (80,000)         220,000
                                                      ===========      ===========







                                                                  (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(C)  PARTNERSHIP

     The Company owns a 50% partnership interest in Spectrum Parking Associates ("Spectrum") that leases parking facilities located in Philadelphia, PA. The Company has guaranteed certain liabilities of Spectrum amounting to approximately $368,000. The following is summary information regarding the partnership as of December 31, 1997:

Assets                                                   $ 2,200,000
                                                         ===========

Liabilities                                                1,800,000
Partners' capital                                            400,000
                                                         -----------
             Total liabilities and partners' capital     $ 2,200,000
                                                         ===========

Revenues                                                   6,900,000
Operating expenses                                        (6,475,000)
Interest expense                                            (100,000)
Depreciation                                                 (50,000)
                                                         -----------
             Net income                                  $   275,000
                                                         ===========


(6)  LOAN AGREEMENT

     In June 1997, the Company entered into a loan agreement with Fleet Bank, N.A. ("Fleet") which provides for a revolving line of credit of up to $15 million, letters of credit of up to $5 million, and a term loan of $4.25 million to be used for the Company's investment in SK Travel (see notes 5(a) and 7). Portions of the revolving line of credit can be converted to term loans. At December 31, 1997, the Company had borrowed approximately $3,808,000, payable in June 2000, under the revolving line of credit. This amount was used to repay an outstanding loan used to finance the Company's investment in 12 West 48th Street, LLC. The line of credit pays interest monthly at the lower of LIBOR plus 2% or prime (8.5% at December 31, 1997). The loan agreement is secured by the outstanding shares of common stock of the Company and its subsidiaries.

     The loan agreement with Fleet contains certain financial covenants which require maintenance of specified levels of tangible net worth, debt service coverage, debt to cash flow and liabilities to tangible net worth, as defined, in addition to other nonfinancial covenants. In connection with the sale of the Company, the outstanding balance was repaid in February 1998 (see note 14), and accordingly has been reclassified to current portion of long-term debt.

     At December 31, 1997, the Company was contingently liable under letters of credit pursuant to certain loan and credit agreements totaling approximately $5,400,000.

                                                                  (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(7)  LONG-TERM DEBT


Long-term debt at December 31, 1997 consists of the following:

    Note payable, due June 2000, with interest at the lower of LIBOR plus 2% or prime (8.5% at December 31, 1997) payable monthly (see note 6).  This
         note was repaid in full in February 1998 (note 14).                            $ 3,808,000

    Term loan payable in monthly installments of $70,833, plus interest of 4% above the commercial rate (8.5% at December 31, 1997)
         through August 2002 (see note 6). This loan was repaid in full
         in February 1998 (note 14).                                                      3,967,000

    Note payable, due in monthly installments of $43,685, including interest at 4% above the commercial rate (9.6% at December 31,
         1997) with final payment of $4,500,000 due December, 2003, secured by various parking garages. This note was repaid in full in
         February 1998 (note 14).                                                         4,949,000

    Notespayable, due in monthly installments of $124,587, including interest at 9.2%, through January 2004, secured by the Company's agreement with the City (see note 3).  These notes were repaid in full
         in February 1998 (note 14).                                                      6,944,000

    Note payable, due in quarterly principal installments of $91,826, through February 2000, and $55,096 from March 2000 through March
         2005, plus interest of 7.5% (see note 2).                                        1,928,000

    Note payable for an agreement not to compete, due in monthly installments of $14,393, including interest at 8.5%, through
         November 2008. The note is cancelable if the related lease agreement terminates and all rent is paid through termination of
         occupancy.                                                                       1,350,000

    Other notes payable                                                                     444,000
                                                                                        -----------
                                                                                         23,390,000
    Less current portion                                                                 20,226,000
                                                                                        -----------
                                                                                        $ 3,164,000
                                                                                        ===========

     Other notes payable consist of various notes including a note payable to the former owners of a parking company acquired in 1986 (one of whom is a stockholder of the Company) and note payable for a lease acquisition. The $87,000 note payable to the former owners of the parking company acquired bears interest at 1% per annum above prime (9.25% at December 31, 1997) and is payable monthly through June 1998. The $302,000 note payable for a lease acquisition bears interest at 6.2% and is payable quarterly through October 2011.

     In conjunction with the sale of the Company, $19,668,000 of debt was repaid in February 1998 (note 14). This debt has been reclassified to current portion of long-term debt.

     Aggregate annual maturities of long-term debt at December 31, 1997 are as follows:

      1998                                            $20,226,000
      1999                                                504,000
      2000                                                363,000
      2001                                                336,000
      2002                                                352,000
      Thereafter                                        1,609,000
                                                      -----------
                                                      $23,390,000
                                                      ===========


                                                  (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(8)  LEASES


     The Company is obligated under capital leases for buildings and equipment that expire at various dates through 2003.

     At December 31, 1997, the amount of buildings and equipment and related accumulated amortization recorded under capital leases was $9,400,000 and $5,200,000, respectively.

     The Company also leases land, buildings and equipment, primarily for parking facilities, under noncancelable operating leases that expire at various dates through 2101. Some leases contain renewal options. Certain leases require payment of contingent rent based upon achieving certain levels of gross receipts from the related facility's operations as well as adjustments to rent for the Company's share of certain costs and expenses of the landlord.

     Rent expense, net of sublease rental income for the year ended December 31, 1997, is as follows:

Minimum rentals                                                  $44,000,000
Contingent rentals                                                18,000,000
                                                                 -----------
                                                                  62,000,000
Less sublease rental income                                        2,000,000
                                                                 -----------
Rent expense                                                     $60,000,000
                                                                 ===========


     Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1997 are:

                                                                                           CAPITAL          OPERATING
                YEAR ENDING DECEMBER 31                                                    LEASES            LEASES
                ----------------------                                                     ------            ------
                1998                                                                    $ 2,310,000        39,000,000
                1999                                                                      2,490,000        29,000,000
                2000                                                                      2,520,000        27,000,000
                2001                                                                      2,560,000        26,000,000
                2002                                                                      2,480,000        25,000,000
                Thereafter                                                                2,310,000       178,000,000
                                                                                        -----------       -----------
                           Total minimum lease payments                                  14,670,000       324,000,000
                                                                                                          ===========
                Less amounts representing interest (at rates
                   ranging from 8.4% to 17%)                                              5,348,000
                                                                                        -----------


                Present value of net minimum capital lease payments                       9,322,000
                Less current portion of capital lease obligations                           890,000
                                                                                        -----------

                Obligations under capital leases, excluding current portion             $ 8,432,000
                                                                                        ===========

     The Company expects to receive an aggregate of approximately $12,000,000 under sublease agreements through 2013.
                                                                (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(9)  ACCRUED LIABILITIES

     At December 31, 1997, accrued liabilities included the following:

Rent                                                             $ 2,921,000
Income and other taxes                                             4,343,000
Compensation                                                         915,000
Extraordinary repairs and maintenance (note 13d)                   1,400,000
Insurance                                                          1,190,000
Other                                                              2,594,000
                                                                 -----------
                                                                 $13,363,000
                                                                 ===========


(10) RELATED PARTY TRANSACTIONS

     At December 31, 1997, $100,000 is due to related entities in which a stockholder of the Company has an interest. This amount, which is included in other accrued liabilities and other long-term liabilities in the accompanying consolidated balance sheet, bears interest at 1% above the prime rate (9.5% at December 31, 1997).

     The $3,458,000 due from stockholders relates to professional fees incurred in anticipation of the sale of the Company (see note 14) and bears interest at 6% per annum and is payable on demand.

     During the year ended December 31, 1997, $800,000 was paid to a stockholder under a consulting agreement.

(11) RETIREMENT PLANS

     (A) Certain union employees are covered under multiemployer defined benefit plans administered by unions. The amount charged to pension expense and contributions made to these plans was approximately $1,100,000 for the year ended December 31, 1997.

          The Multiemployer Pension Plan Amendments Act of 1980 imposes certain liabilities upon employers associated with multiemployer plans who withdraw from such a plan, or upon termination of said plan. The Company has not received information from the plan's administrators to determine its share of unfunded vested benefits, if any, nor has it undertaken to terminate, withdraw or partially withdraw from the plan.

     (B) The Company has a 401(k) plan which allows eligible employees (as defined in the plan) to defer a portion of their salary. Contributions from participants are limited to 15% of their annual salary. The Company may make matching contributions to the plan. The actual percentage will be determined by the Company. For the year ended December 31, 1997, the Company made no matching contributions.

                                                                  (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(12) INCOME TAXES

     Income tax expense (benefit) consists of the following for the year ended December 31, 1997:

    Current:

         Federal                                                                            $ 2,337,000
         State                                                                                1,120,000
                                                                                            -----------
                                                                                              3,457,000
    Deferred:

         Federal                                                                               (837,000)
         State                                                                                 (401,000)
                                                                                            -----------
                                                                                             (1,238,000)
                                                                                            -----------
                                                                                            $ 2,219,000
                                                                                            ===========

     A reconciliation between actual income taxes and amounts computed by applying the Federal statutory tax rate to earnings before income taxes is summarized as follows:

                                                                                           AS A PERCENTAGE
                                                                                             OF EARNINGS
                                                                                             BEFORE TAXES
         Federal statutory tax rate on earnings before income taxes                          $1,695,000
                                                                                             ----------
         Increase in tax rates resulting from:
            State and local income taxes, net of Federal income tax benefit                     475,000
            Other, net                                                                           49,000
                                                                                             ----------
         Income tax expense                                                                  $2,219,000
                                                                                             ==========


     The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 1997 are as follows:

Deferred tax assets:
     Deferred rent                                                                          $ 3,200,000
     Capital leases                                                                           2,200,000
     Accrued insurance                                                                          460,000
     Other accrued liabilities                                                                  615,000
     Allowance for bad debts                                                                    322,000
                                                                                            -----------
                                                                                              6,797,000
Deferred tax liabilities - other, primarily limited liability and partnership interests        (131,000)
                                                                                            -----------
           Net deferred tax assets                                                          $ 6,666,000
                                                                                            ===========


     Management believes that, more likely than not, the results of operations will generate sufficient taxable income to realize deferred tax assets.

                                                                (Continued)

                           KINNEY SYSTEM HOLDING CORP.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

(13) COMMITMENTS AND CONTINGENCIES

     (A)  LEGAL MATTERS

          The Company has been named as a defendant in various lawsuits. In the opinion of management, after consulting with counsel, the Company does not believe that any liability resulting from their ultimate outcome will have a materially adverse effect on the financial position, results of operations, or liquidity of the Company.

          During the regular course of business, there have been asserted and unasserted claims against the Company, a portion of which are not covered by insurance. In the opinion of management, after consulting with counsel, adequate provision has been made to cover settlement of any claims to the extent not covered by insurance and the ultimate outcome of such claims will not have a materially adverse effect on the financial position, results of operations, or liquidity of the Company.

     (B)  COMMERCIAL RENT AND OCCUPANCY TAXES

          Several of the Company's subsidiaries are currently being audited by the City of New York for New York City commercial rent and occupancy taxes. Management believes that adequate provision has been made for any potential assessments.

     (C)  STATE TAXES

          Certain of the Company's state income tax returns are currently under audit by various state agencies. Management believes that the results of these audits will not have a materially adverse effect on the financial position, results of operations, or liquidity of the Company.

     (D)  ACCRUED REPAIRS AND MAINTENANCE

          The Company has accrued certain amounts related to extraordinary repairs and maintenance for a parking facility which is operated under a capital lease. The Company has estimated its liability to be $1,400,000; however, negotiations with the landlord have not been finalized. Because the repairs and maintenance are expected to be completed in 1998, the related liabilities are included in accrued liabilities in the accompanying consolidated balance sheet.

     (E)  UNION CONTRACTS

          Approximately 46% of the Company's labor force is employed under union contracts. Accordingly, it is possible that such contracts could impact the Company's growth and results from operations in the future.

(14) SUBSEQUENT EVENTS

     In February 1998, the stockholders of the Company sold the common stock of the Company to an unrelated party. Certain assets including amounts due from stockholder and investments in SK Travel, Louisville and Silver Towers were excluded from the sale. In connection with the sale, the Company entered into agreements with various employees wherein the employees were entitled to a combination of retention, severance, and success payments if certain conditions are met.

     The total estimated cost of these payments, in the event all conditions are met, is approximately $6,866,000. Through December 31, 1997, all retention payments, totaling approximately $784,000 had been paid and reflected in the accompanying consolidated financial statements. The success payments are discretionary and became payable upon the sale of the Company. Severance payments become payable if and when the employee is terminated.

     In connection with the closing of the sale, certain loans totaling $19,668,000 were repaid (see notes 6 and 7).

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial information of Central Parking Corporation (the "Company") is based on (a) the historical consolidated financial results of the Company, (b) the historical financial statements of Civic Parking, LLC ("Civic"), (c) the historical consolidated financial statements of Square Industries, Inc.,("Square"), (d) the historical financial statements of Car Park Corporation ("Car Park"), (e) the historical consolidated financial statements of Diplomat Parking corporation ("Diplomat"), and (f) the historical consolidated financial statements of Kinney System Holding Corp. ("Kinney").

     The historical consolidated balance sheet of the Company as of December 31, 1997 presents the consolidated financial position of the Company on such date. The historical consolidated balance sheet of Kinney represents the consolidated financial position of Kinney as of December 31, 1997. Kinney's fiscal year ends December 31. The unaudited pro forma consolidated balance sheet as of December 31, 1997 assumes that the Kinney acquisition had occurred on December 31, 1997.

     The historical statement of earnings information for the year ended September 30, 1997 reflects (a) the historical results of operations of the Company for its fiscal year then ended, (b) the historical results of operations of Civic for the three month period ended December 31, 1996, (c) the historical results of operations of Square for the three month period ended December 31, 1996 and the period January 1 through January 17, 1997, (d) the historical results of operations of Car Park for the period October 1, 1996 through May 29, 1997, (e) the historical results of Diplomat for the twelve month period ending September 30, 1997, and (f) the historical results of Kinney for the twelve month period ending December 31, 1997. The historical statement of earnings for the quarter ended December 31, 1997 reflects the historical results of operations of the Company for the first quarter of its fiscal 1998 and the historical results of Kinney for the quarter ended December 31, 1997. The unaudited pro forma statements of earnings was prepared assuming that the acquisitions were consummated on October 1, 1996.

     The unaudited pro forma consolidated financial information has been prepared based on the historical financial statements of the Company and the acquired entities, reclassified as necessary to conform with the presentation used in the consolidated financial statements of the Company, and gives effect to (a) the acquisitions under the purchase method of accounting, based on preliminary allocations of the respective purchase prices with respect to the Diplomat and Kinney acquisitions, (b) the financing of the acquisitions, (c) certain estimated operational and financial combination benefits which are a direct result of the Square and Kinney acquisitions, and (d) the assumptions and adjustments which are deemed appropriate by management of the Company and which are described in the accompanying notes to the pro forma consolidated financial information.

     This pro forma consolidated financial information may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. Such pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto.

                          CENTRAL PARKING CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1997
                (ALL DOLLAR AMOUNTS ARE EXPRESSED IN THOUSANDS)
                                  (UNAUDITED)


                                                                                             Effects of
                                                                                               Kinney
                                                                        Historical         Acquisition and      Pro Forma
                                                                        ----------             Related         Consolidated
                                                                  Company         Kinney      Financing          Totals
                                                                 ---------      ---------  ---------------     ------------
                          Assets

Current assets:
    Cash and cash equivalents                                    $  13,288      $   6,805     $      --         $  20,093
    Management accounts receivable                                  11,164          3,145            --            14,309
    Accounts and current portion of notes receivable - other         4,790          2,671            --             7,461
    Prepaid expenses                                                11,314          1,526            --            12,840
    Deferred income taxes                                              981          1,290            --             2,271
    Due from stockholder                                                --          3,458        (3,458)(A)            --
                                                                 ---------      ---------     ---------         ---------
                     Total current assets                           41,537         18,895        (3,458)           56,974

Investments, at amortized cost                                       4,825             --            --             4,825
Notes receivable, less current portion:                             16,402             --            --            16,402
    Due from New York City                                              --         10,455         2,100 (B)        12,555
    Other                                                               --            311            --               311
Property, equipment, and leasehold improvements, net                80,177         26,919         7,676 (B)       114,772
Contract rights, net                                                 4,807             --            --             4,807
Goodwill, net                                                       51,584             --       189,822 (B)       241,406
Investment in partnerships and joint ventures                       50,189         10,743        (5,721)(A)        61,633
                                                                                                  6,422 (B)
Deferred income taxes                                                   --          5,376            --             5,376
Other assets                                                         7,223          6,270         1,818 (D)        15,311
                                                                 ---------      ---------     ---------         ---------
                                                                 $ 256,744      $  78,969     $ 198,659         $ 534,372
                                                                 =========      =========     =========         =========

              Liabilities and Shareholders' Equity

Current liabilities:
    Current portion of long-term debt                            $   1,292      $  20,226     $ (19,668)(D)     $   1,850
    Current portion of capital lease obligations                        --            890            --               890
    Accounts payable                                                26,586          3,459            --            30,045
    Accrued expenses                                                12,042         13,363           (32)(D)        30,373
                                                                                                  5,000 (B)
    Management accounts payable                                      9,928             --            --             9,928
    Income taxes payable                                             3,690             --            --             3,690
    Other current liabilities                                           --            613            --               613
                                                                 ---------      ---------     ---------         ---------
                     Total current liabilities                      53,538         38,551       (14,700)           77,389

Long-term debt, less current portion                                86,899          3,164       193,514 (D)       283,577
Capital lease obligations, less current portion                         --          8,432            --             8,432
Other liabilities                                                    5,293            328            --             5,621
Deferred income taxes                                                5,693             --         3,941 (C)         9,634
Deferred compensation                                                3,118             --            --             3,118
Deferred rent                                                           --          7,398            --             7,398
                                                                 ---------      ---------     ---------         ---------
                     Total liabilities                             154,541         57,873       182,755           395,169

Shareholders' equity:
    Common Stock                                                       263             --             9 (B)           272
    Additional paid-in capital                                      33,050          6,304        30,687 (B)        70,041
    Foreign currency translation adjustment                            271             --            --               271
    Retained earnings                                               69,172         14,792       (14,792)(B)        69,172
    Deferred compensation on restricted stock, net                    (553)            --            --              (553)
                                                                 ---------      ---------     ---------         ---------
                     Total shareholders' equity                    102,203         21,096        15,904           139,203
                                                                 ---------      ---------     ---------         ---------
                                                                 $ 256,744      $  78,969     $ 198,659         $ 534,372
                                                                 =========      =========     =========         =========


    See accompanying notes to pro forma consolidated financial information.

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED STATEMENTS OF EARNINGS
                         Year ended September 30, 1997
     (All dollar amounts are expressed in thousands, except per share data)
                                  (Unaudited)

                                                                              (1)            (2)
                                                                            Combined       Combined
                                                             Company       Historical     Pro Forma    Pro Forma       Diplomat
                                                            Historical    Acquisitions   Adjustments  Consolidated    Historical
                                                            ----------    ------------   -----------  ------------    ----------
Revenues:
   Parking                                                    180,885        26,281        (2,448)      204,718        17,699

   Management contracts                                        42,091            17            --        42,108         1,217
                                                              -------        ------        ------       -------        ------
      Total revenues                                          222,976        26,298        (2,448)      246,826        18,916

Costs and expenses:
   Cost of parking                                            159,904        21,379        (1,336)      179,947        15,864
   Cost of management contracts                                11,793            --            --        11,793           131
   Amortization of goodwill and noncompete agreements             920            --           439         1,359            --
   Acquisition costs                                               --         2,864        (2,864)           --            --
   General and administrative                                  22,506         2,896        (1,434)       23,968         7,095
                                                              -------        ------        ------       -------        ------
      Total costs and expenses                                195,123        27,139        (5,195)      217,067        23,090

                                                              -------        ------        ------       -------        ------
   Operating earnings (loss)                                   27,853          (841)        2,747        29,759        (4,174)

Other income (expenses):
   Interest income                                              1,842             2          (283)        1,561            18
   Interest expense                                            (4,582)         (805)         (881)       (6,268)           --
   Net gains (losses) on sales of property and equipment        3,137            --            --         3,137            --
   Equity in partnership and joint venture earnings             4,163            --           513         4,676            --
   Write-off of assets                                             --          (964)          612          (352)         (205)
                                                              -------        ------        ------       -------        ------
     Earnings (loss)  before income taxes                      32,413        (2,608)        2,708        32,513        (4,361)

Income tax expense                                             12,207            68           134        12,409           233
                                                              -------        ------        ------       -------        ------
   Net earnings (loss)                                         20,206        (2,676)        2,574        20,104        (4,594)
                                                              =======        ======        ======       =======        ======

Basic earnings per common share                               $  0.78
                                                              =======
Diluted earnings per common share                             $  0.77
                                                              =======

Weighted average shares-basic                                  25,991
                                                              =======
Weighted average shares-diluted                                26,330
                                                              =======




                                                              Pro Forma       Pro Forma      Kinney       Pro Forma       Pro Forma
                                                             Adjustments    Consolidated   Historical    Adjustments    Consolidated
                                                             -----------    ------------   ----------    -----------    ------------
Revenues:
   Parking                                                         --          222,417       129,214            --          351,631

   Management contracts                                            --           43,325         5,732            --           49,057

                                                               ------          -------       -------       -------          -------
      Total revenues                                               --          265,742       134,946            --          400,688

Costs and expenses:
   Cost of parking                                                 --          195,811       107,438           167 (N)      303,416
   Cost of management contracts                                    --           11,924         4,015            --           15,939
   Amortization of goodwill and noncompete agreements             810 (K)        2,169            --         6,327 (O)        8,496
   Acquisition costs                                               --               --            --            --               --
   General and administrative                                  (4,969)(L)       26,094        16,026        (5,588)(E)       36,660
                                                                                                               320 (P)
                                                                                                              (192)(Q)
                                                               ------          -------       -------       -------          -------
      Total costs and expenses                                 (4,159)         235,998       127,479         1,034          364,511
                                                               ------          -------       -------       -------          -------
   Operating earnings (loss)                                    4,159           29,744         7,467        (1,034)          36,177

Other income (expenses):
   Interest income                                                 --            1,579         1,498          (210)(R)        2,867
   Interest expense                                              (888)(M)       (7,156)       (4,037)       (9,597)(S)      (20,790)
   Net gains (losses) on sales of property and equipment           --            3,137          (779)           --            2,358
   Equity in partnership and joint venture earnings                --            4,676           836           (56)(T)        5,456
   Write-off of assets                                             --             (557)           --            --             (557)
                                                               ------          -------       -------       -------          -------
     Earnings (loss)  before income taxes                       3,271           31,423         4,985       (10,897)          25,511

Income tax expense                                               (343)(G)       12,299         2,219        (1,976)(U)       12,542

                                                               ------          -------       -------       -------          -------
   Net earnings (loss)                                          3,614           19,124         2,766        (8,921)          12,969
                                                               ======          =======       =======       =======          =======

Basic earnings per common share                                                                                              $ 0.48
                                                                                                                            =======
Diluted earnings per common share                                                                                            $ 0.48
                                                                                                                            =======

Weighted average shares-basic                                                                                                26,874
                                                                                                                            =======
Weighted average shares-diluted                                                                                              27,212
                                                                                                                            =======


     See accompanying notes to pro forma consolidated financial information

                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENTS OF EARNINGS
                      Three months ended December 31, 1997
     (All dollar amounts are expressed in thousands, except per share data)
                                  (Unaudited)



                                                             Company        Kinney       Pro Forma       Pro Forma
                                                            Historical    Historical    Adjustments    Consolidated
                                                            ----------    ----------    -----------    ------------
Revenues:
   Parking                                                    59,005        33,548            --           92,553

   Management contracts                                       12,184         1,418            --           13,602
                                                             -------        ------        ------         --------
      Total revenues                                          71,189        34,966            --          106,155

Costs and expenses:
   Cost of parking                                            51,895        27,521            42 (A)       79,458
   Cost of management contracts                                3,252         1,011            --            4,263
   Amortization of goodwill and noncompete agreements            562            --         1,582 (B)        2,144
   General and administrative                                  6,676         3,641        (2,334)(C)        7,645
                                                                                              80 (D)
                                                                                            (418)(E)
                                                             -------        ------        ------         --------
      Total costs and expenses                                62,385        32,173        (1,048)          93,510

                                                             -------        ------        ------         --------
   Operating earnings (loss)                                   8,804         2,793         1,048           12,645

Other income (expenses):
   Interest income                                               497           367           (53)(F)          811
   Interest expense                                           (1,411)       (1,439)       (2,043)(G)       (4,893)

   Net gains(losses) on sales of property and equipment            2            --            --                2
   Equity in partnership and joint venture earnings            1,207            55           133 (H)        1,395
                                                             -------        ------        ------         --------
     Earnings (loss)  before income taxes                      9,099         1,776          (915)           9,960

Income tax expense                                             3,457           837           288 (I)        4,582
                                                             -------        ------        ------         --------
   Net earnings (loss)                                         5,642           939        (1,203)           5,378
                                                             =======        ======        ======         ========

Basic earnings per common share                              $  0.22                                     $   0.20
                                                             =======                                     ========
Diluted earnings per common share                            $  0.21                                     $   0.20
                                                             =======                                     ========

Weighted average shares
                -basic                                        26,042                                       26,925
                                                             =======                                     ========
                -diluted                                      26,482                                       27,364
                                                             =======                                     ========


     See accompanying notes to pro forma consolidated financial information

                           CENTRAL PARKING CORPORATION

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The accompanying unaudited pro forma financial information presents the pro forma consolidated financial condition of Central Parking Corporation as of December 31, 1997 and the pro forma consolidated results of operations for the three months ended December 31, 1997 and the fiscal year ended September 30, 1997.

      On December 31, 1996, the Company acquired for cash 100% of the ownership units in Civic Parking, LLC, a Missouri limited liability company ("Civic"). In April, 1997, the Company sold 50% of its investment in Civic. On January 18, 1997, the Company completed the acquisition of Square Industries, Inc., a New York corporation ("Square"), through a cash tender offer for all the outstanding shares of common stock of Square. On May 29, 1997, the Company acquired the assets and related leases of Car Park Corporation ("Car Park"). On October 1, 1997, the Company purchased the common stock of Diplomat Parking Corporation ("Diplomat"). The Company's historical consolidated balance sheet at December 31, 1997 reflects the acquired net assets and effects of financing of Civic, Square, Car Park, and Diplomat. On February 12, 1998, the Company completed its acquisition of Kinney System Holding Corp. ("Kinney"). The Company's accompanying pro forma consolidated balance sheet includes the acquired net assets and effects of the related financing, as if Kinney had been acquired on December 31, 1997. The accompanying pro forma consolidated statements of earnings reflect the pro forma results of operations of the Company, as adjusted, as if each of the acquisitions had occurred on October 1, 1996.

PRO FORMA CONSOLIDATED BALANCE SHEET

The acquisition of Kinney has been accounted for as a purchase. The aggregate purchase price and the allocation of such purchase price to the acquired net assets, based upon preliminary purchase price allocations, are as follows (in $000s):

Purchase price for common stock of Kinney...........      $ 206,400
Purchase price for acquisitions by Kinney of
   partnership interest ............................          2,596
Transaction costs ..................................          2,000
                                                          ---------

Total acquisition cost .............................      $ 210,996

Assets not acquired ................................          9,179
Elimination of stockholders' equity acquired .......        (21,096)
Property, plant and equipment write-up
   to estimated fair values ........................         (3,971)
Investment in limited liability corporation
   write-up to estimated fair value  ...............         (3,826)
Recognize favorable lease rights ...................         (3,705)
Note receivable write-up to fair value .............         (2,100)
Fair value of partnership interest acquired by
   Kinney between September 30, 1997 and
   acquisition date ................................         (2,596)
Recognize estimated severance costs ................          3,000
Recognize net deferred tax liabilities related to
   write-up of assets to fair value, net of
   deductible acquisition costs ....................          3,941
                                                          ---------

         Excess of cost over net assets
              acquired (goodwill) ..................      $ 189,822
                                                          =========

The goodwill will be amortized on a straight-line basis over 30 years. The estimated life of 30 years was selected by management after consideration of various factors, including the nature of the assets acquired, the terms of the acquired management contracts and garage leases, the expected renewal rate of such contracts and the historical renewal rate (93%) of the Company's contracts, the relatively stable operating history of the acquired owned parking facilities, the competitive environment and the relative stable nature of the industry in which the acquired business operates.

The adjustments reflected in the pro forma consolidated balance sheet are as follows:

         (A) To eliminate assets not acquired in connection with the purchase. The assets not acquired include the due from stockholder of $3,458,000 and certain limited partnership interests of $5,721,000.

         (B) To record the purchase of Kinney based on the preliminary allocation of the purchase price based upon estimates of fair value of the assets and liabilities acquired as set forth above, including (i) the write-up of property, plant and equipment of $3,971,000, (ii) the write-up of certain limited partnership interests to recognize the fair value of the underlying property, plant and equipment of $3,826,000, (iii) the recognition of favorable lease rights of $3,705,000, (iv) the write-up of notes receivable of $2,100,000, (v) the recognition of partnership interests acquired of $2,596,000 during the period after the historical balance sheet and before the acquisition date, (vi) the recording of transaction costs of $2,000,000, (vii) the recording of severance costs of $3,000,000, (viii) the elimination of Kinney's equity, (ix) the issuance of $37,000,000 of the Company's common stock as part of the purchase price consideration, and (x) the recording of the resultant $189,822,000 in goodwill.

         (C) To record deferred tax liabilities resulting from the write-up of assets for financial reporting purposes, net of deductible acquisition costs.

         (D) To record the net increase in debt incurred to finance the acquisition and the related impact to deferred financing costs. Accrued interest of $32,000 was also written off in connection with the retirement of the Kinney debt.

PRO FORMA CONSOLIDATED STATEMENTS OF  EARNINGS


     Year ended September 30, 1997

         (1) The historical financial results of the Combined Acquisitions presented in the unaudited pro forma consolidated statement of earnings for the year ended September 30, 1997 are as follows (in $000s):

                                                      Square             Civic           CarPark          Combined
                                                    Historical         Historical       Historical      Acquisitions
                                                  10/1/96-1/17/97    10/1-12/31/96     10/1-5/29/97      Historical
                                                  ---------------    -------------     ------------      ----------
Revenues:
    Parking ................................           22,298             2,448             1,535           26,281
    Management contracts ...................               --                --                17               17
                                                      -------           -------           -------          -------
         Total revenues ....................           22,298             2,448             1,552           26,298

Costs and expenses:
    Cost of parking ........................           18,763             1,313             1,303           21,379
    Cost of management contracts ...........               --                --                --               --
    Amortization of goodwill and
          noncompete agreements ............               --                --                --               --
    Acquisition costs ......................            2,864                --                --            2,864
    General and administrative .............            2,654               173                69            2,896
                                                      -------           -------           -------          -------
         Total costs and expenses ..........           24,281             1,486             1,372           27,139

                                                      -------           -------           -------          -------
         Operating earnings (loss) .........           (1,983)              962               180             (841)

Other income (expenses):
    Interest income ........................               --                 2                --                2
    Interest expense .......................              203            (1,008)               --             (805)
    Write-off of assets ....................             (964)               --                --             (964)
                                                      -------           -------           -------          -------
         Earnings (loss) before income taxes           (2,744)              (44)              180           (2,608)

Income tax expense .........................               68                --                --               68

                                                      -------           -------           -------          -------
          Net earnings (loss) ..............           (2,812)              (44)              180           (2,676)
                                                      =======           =======           =======          =======

         (2) The Combined Pro Forma Adjustments for the year ended September 30, 1997 are as follows (in $000s):

                                                         Square          Civic         Car Park      Combined
                                                       Pro Forma       Pro Forma      Pro Forma      Pro Forma
                                                      Adjustments     Adjustments    Adjustments    Adjustments
                                                      -----------     -----------    -----------    -----------
Revenues:
                                                                        (2,393)(H)
    Parking ........................................         --            (55)(I)         --         (2,448)
    Management contracts ...........................         --             --             --             --
                                                         ------         ------         ------         ------
         Total revenues ............................         --         (2,448)            --         (2,448)

Costs and expenses:
                                                                        (1,195)(H)
     Cost of parking ...............................        (23)(A)        (85)(A)         --         (1,336)
                                                                           (33)(I)
    Amortization of goodwill and
         noncompete agreements .....................        302 (B)         --            137 (B)        439
    Acquisition costs ..............................     (2,864)(C)         --             --         (2,864)
    General and administrative .....................        (97)(D)                        --         (1,434)
                                                                          (173)(H)
                                                         (1,164)(E)
                                                         ------         ------         ------         ------
         Total costs and expenses ..................     (3,846)        (1,486)           137         (5,195)
                                                         ------         ------         ------         ------
    Operating earnings (loss) ......................      3,846           (962)          (137)         2,747

Other income (expenses):
    Interest income ................................         --           (283)(J)         --           (283)
    Interest expense ...............................     (1,357)(F)        586 (F)       (110)(F)       (881)
    Equity in partnership and joint venture earnings         --            513 (H)         --            513
    Write-off of assets ............................        612(D)          --             --            612
                                                         ------         ------         ------         ------
         Earnings (loss) before income taxes .......      3,101           (146)          (247)         2,708


Income tax expense .................................        180(G)         (72)(G)         26 (G)        134
                                                         ======         ======         ======         ======
         Net earnings (loss) .......................      2,921            (74)          (273)         2,574
                                                         ======         ======         ======         ======


The adjustments reflected in the pro forma consolidated statements of earnings are as follows in:

Year ended September 30, 1997:

            (A) To reflect the net change in depreciation resulting from the fair value adjustments and changes in estimated asset lives.

            (B) To record amortization of goodwill and noncompete agreements using 25 and 5 year lives, respectively.

            (C) To eliminate the effect of acquisition costs reflected in Square's historical results of operations which were directly related to Square's sale to the Company.

            (D) To eliminate the effect of Square's (i) scheduled amortization of deferred expenses and financing costs, and (ii) write-off of $612,000 of deferred financing costs directly related to the acquisition.

            (E) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated in connection with the Square and Kinney acquisitions.

            (F) To reflect interest on acquisition-related borrowings. Interest is calculated at an average rate of 6.75%.

            (G) To record estimated federal and state income taxes at a combined rate of 37.7%.

            (H) To reflect the elimination of 100% ownership of Civic as a result of the sale of a 50% interest to Equity Office Holdings-St. Louis Parking, LLC and to record a 50% joint venture interest as equity in partnership and joint venture earnings.

            (I) To eliminate the revenues and expenses related to a bus lot not acquired, but included in the historical financial statements of Civic for the period October 1 through December 31, 1996.

            (J) To reflect a decrease in income earned on cash investments used for purposes of the acquisition of Civic.

            (K) To record amortization of goodwill and noncompete agreements using 25 and 5 year lives, respectively.

            (L) To eliminate the effect of expense related to compensatory stock options granted to a Diplomat stockholder directly related to the acquisition of Diplomat by the Company.

            (M) To reflect interest on Diplomat acquisition-related borrowings. Interest is calculated at an average rate of 7%.

            (N) To reflect the net change in depreciation resulting from the fair value adjustments.

            (O) To reflect amortization of goodwill using a 30 year life.

            (P) To reflect expense associated with the five-year consulting contracts with the former shareholders of Kinney.

            (Q) To reflect amortization of the deferred financing fees over the five year term of the related acquisition debt. Amortization of deferred financing fees related to debt that was repaid at closing is removed.

            (R) To reflect amortization of the adjustment to fair value on note receivable due from New York City over remaining ten year term of the note.

            (S) To reflect interest expense on acquisition-related borrowings. Interest is calculated at a rate of 6.875%. Interest expense on debt repaid at closing is removed.

            (T) To eliminate the effect of losses from equity in partnership earnings for partnerships that were not transferred in the acquisition of Kinney and to record amortization over a 30 year period relating to the $3,826,000 purchase accounting write-up on the investment in unconsolidated subsidiary acquired.

            (U) To record estimated federal and state income taxes at Kinney's statutory rate of 43.25%.



Quarter ended December 31, 1997

            (A) To reflect the net change in depreciation resulting from the fair value adjustments.

            (B) To record amortization of goodwill using a 30 year life.

            (C) To record the effect of estimated cost savings relating to general and administrative expenses, including excess personnel, to be eliminated in connection with the Kinney acquisition.

            (D) To reflect expense associated with the five-year consulting contracts with the former shareholders of Kinney.

            (E) To reflect amortization of the deferred financing fees over the five year term of the related acquisition debt. Amortization of deferred financing fees related to debt that was repaid at closing is removed.

            (F) To reflect amortization of the adjustment to fair value on note receivable due from New York City over remaining 10 year term of the note.

            (G) To reflect interest on acquisition-related borrowings. Interest is calculated at an average rate of 6.875%.

            (H) To eliminate the effect of losses from equity in partnership earnings for partnerships that were not transferred in the acquisition of Kinney and to record goodwill amortization over a 30 year period relating to the $3,826,000 purchase accounting write-up on the investment in unconsolidated subsidiary acquired.

            (I) To record estimated federal and state income taxes at a combined statutory rate of 43.25%.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        CENTRAL PARKING CORPORATION



                                        By: /s/ Stephen A. Tisdell
                                            ----------------------------------
                                            Stephen A. Tisdell
                                            Chief Financial Officer




Date:    May 15, 1998

                                 Exhibit Index

Exhibit No.
----------
  2.1          Acquisition Agreement and Plan of Merger dated as of
               November 7, 1997 by and between Registrant, Kinney System Holding
               Corp. and a subsidiary of Registrant.* (Filed with initial 8-K)


  23.1         Consent of KPMG Peat Marwick LLP

*A copy of the exhibit index to the Acquisition Agreement and Plan of Merger has been included. The exhibits have been omitted but Registrant shall furnish supplementally a copy of any omitted exhibit to the Commission upon request.